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                                                                    EXHIBIT 24.3


                                POWER OF ATTORNEY




      KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned director of NxStage Medical, Inc., a Delaware corporation (the "Corporation"), which has filed with the Securities and Exchange Commission (the "Commission") under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-1 (Reg. No. 333-126711), hereby constitute and appoint Jeffrey H. Burbank, David N. Gill and Winifred L. Swan, and each of them, my true and lawful attorneys-in-fact and agents, with full power to them and each of them singly, to sign any and all (1) amendments (including post-effective amendments) and additional to this Registration Statement on Form S-1 and (2) Registration Statement, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes and he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or his or her substitutes or substantiates may lawfully do or cause to be done by virtue hereof.



      IN WITNESS WHEREOF, I have executed this Power of Attorney as of the 4th day of October, 2005.


                                          /s/ Daniel A. Giannini
                                          ------------------------------
                                          Name:  Daniel A. Giannini